UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 16, 2013
(Date of earliest event reported)

LESCARDEN INC.
(Exact name of registrant as specified in its charter)

NEW YORK	000-10035	13-2538207
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

420 Lexington Avenue Suite 212 New York, NY	10170
(Address of principal executive offices)	(Zip Code)

(212) 687-1050
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountants.

On August 16, 2013, Lescarden Inc. (the “Company”) was informed by its independent registered public accounting firm, Meyler & Company, LLC (“Meyler”), that it has combined its practice with Cowan, Gunteski & Co., P.A. (“Cowan”) As a result of the combination and upon notice by Meyler to the Company on August 16, 2013, Meyler in effect has resigned as the Company’s independent registered public accounting firm and Cowan became the Company’s independent registered public accounting firm.  The engagement of Cowan as the Company’s independent registered public accounting firm was ratified and approved by the Board of Directors of the Company on August 16, 2013.

The audit reports of Meyler on the financial statements of the Company as of and for the years ended May 31, 2012 and 2011 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as to its ability to continue as a going concern.  During the Company’s two most recent fiscal years ended May 31, 2012 and 2011 and through August 16, 2013, the Company did not consult with Cowan on (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and Cowan did not provide either a written report or oral advice to the Company that Cowan concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K.

In connection with the audits of the Company’s financial statements for each of the fiscal years ended May 31, 2012 and 2011 and through the date of this Current Report, there were no disagreements between the Company and Meyler on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Meyler, would have caused Meyler to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years.

The Company has provided Meyler a copy of the disclosures in this Form 8-K and has requested that Meyler furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Meyler agrees with the Company’s statements in this Item 4.01.  A copy of the letter dated August 16, 2013 furnished by Meyler in response to that request is filed as Exhibit 16 to this Form 8-K.  Cowan has also furnished the Company with a letter dated August 16, 2013 which letter is filed as Exhibit 99 to this form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective August 7, 2013, Dr. George E. Ehrlich resigned as a director of Lescarden, Inc. Mr. Ehrlich's resignation from the Boards of Directors of the Companies did not result from any disagreement with the Company.

Item 9.01 Financial Statements and Exhibits.

         (d) Exhibits.

Exhibit No.	Description

16	Letter from Meyler & Company, LLC dated August 16, 2013.

99	Letter from Meyler & Company, LLC dated August 16, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LESCARDEN INC.

August 16, 2013	By:	/s/ William E. Luther
William E. Luther
President and Chief Executive Officer